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                                                                      EXHIBIT 32

     CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Integrity Bancshares, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven M. Skow, Chief Executive Officer of the Company, and I, Jeff Sanders, Senior VP - Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                    /s/  Steven M. Skow
                                    ---------------------------------------
                                    Steven M. Skow, President and C.E.O.
                                    (Principal Executive Officer)

                                    /s/ Jeff L. Sanders
                                    --------------------------------------------
                                    Jeff L. Sanders, Senior VP - Finance
                                    (Principal Financial and Accounting Officer)

May 12, 2004

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